PRELIMINARY COPY

                         PROXY HEALTHSOUTH Corporation

                 ANNUAL MEETING OF STOCKHOLDERS -- June 6, 1995

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


         The undersigned hereby appoints RICHARD M. SCRUSHY and AARON BEAM, JR. or _________________________________________, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation which the undersigned could vote if personally present at the Annual Meeting of Stockholders of HEALTHSOUTH Corporation to be held at Two Perimeter Park South, Birmingham, Alabama 35243, on Tuesday, June 6, 1995, at 2:00 p.m., C.D.T., and any adjournment thereof:

    1.       Election of Directors

    [ ]  FOR all nominees listed below (except [ ] WITHHOLD AUTHORITY to vote
         as marked to the contrary below)          for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, mark a line through the nominee's name in the list below.

  Richard M. Scrushy         C. Sage Givens                 Anthony J. Tanner
  Phillip C. Watkins         Richard F. Celeste             Larry R. House
  George H. Strong           Charles W. Newhall III         James P. Bennett
  John S. Chamberlin         Aaron Beam, Jr.                P. Daryl Brown

         2.       Approval of the 1995 Stock Option Plan.

                  [ ]  FOR           [ ]   AGAINST            [ ]   ABSTAIN

                   (Continued and to be signed on other side)

- -------------------------------------------------------------------------------

                          (Continued from other side)

         3. Adoption and approval of an Amendment to the Restated Certificate of Incorporation of the Company to increase the authorized Common Stock of the Company to 150,000,000 shares of Common Stock, par value $.01 per share.

                  [ ]  FOR           [ ]   AGAINST            [ ]   ABSTAIN

         4. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting or any adjournment thereof.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Items 1, 2 and 3 above. Any stockholder who wishes to withhold the discretionary authority referred to in Item 4 above should mark a line through the entire Item.

DATED _______________, 1995                          --------------------------
                                                     Signature(s)

                                                     --------------------------
                                                     (Please sign exactly and as
                                                     fully as your name  appears
                                                     on your stock  certificate.
                                                     If shares are held jointly,
                                                     each   stockholder   should
                                                     sign.)

        PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED
                       ENVELOPE. NO POSTAGE IS REQUIRED.

                                                                  April 19, 1995


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C.  20549

         Re: HEALTHSOUTH Corporation (Commission File No. 1-10315) Preliminary Proxy Materials for 1995 Annual Meeting of Stockholders

Ladies and Gentlemen:

         On behalf of our client, HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), we enclose for filing via EDGAR one copy of the preliminary proxy materials for the Company's Annual Meeting of Stockholders scheduled for June 6, 1995. The $125 filing fee has been paid by wire transfer to the Commission's lock box account.

         Should you have any questions about the enclosed filing, please contact the undersigned at the telephone number listed above, or William W. Horton, Esq., Group Vice President Legal Services for the Company, at (205) 967-7116.


                                                     Very truly yours,


                                                     Beall D. Gary, Jr.
Enclosures

cc:      J. Brooke Johnston, Jr., Esq.